Exhibit 10.3


                        TERMINATION AND RELEASE AGREEMENT

     This TERMINATION AND RELEASE AGREEMENT (the "Agreement") is made and entered into as of the 13th day of August, 2003, by and between PHARMACIA AB, a Swedish corporation ("Pharmacia") and MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation ("Miravant").

                              W I T N E S S E T H :

     WHEREAS: The parties have entered into the Contract Modification and Termination Agreement dated March 5, 2002 (the "Modification Agreement") which terminated all prior contractual agreements between Miravant and Pharmacia AB, Pharmacia Italia S.p.A., and Pharmacia & Upjohn Company but for the Amended and Restated Credit Agreement, dated as of May 24, 2001 (as amended, modified or supplemented from time to time, and including the Security Agreement, Warrant Agreement and Registration Rights Agreement, dated February 18, 1999, collectively, the "Credit Agreements"), between Miravant and Pharmacia AB; and

     WHEREAS: The parties wish to modify the Credit Agreements to, inter alia, specify that all indebtedness owed by Miravant to Pharmacia will be terminated and cancelled in consideration of the payment by Miravant of ONE MILLION DOLLARS ($1,000,000) in cash, the issuance of Three Hundred and Ninety Thousand (390,000) unregistered Common Shares of Miravant, and the repricing and extension of certain warrants issued by Miravant to Pharmacia.

                  NOW THEREFORE, the parties agree as follows:

1. Terms used but not defined herein shall have the meaning ascribed to such terms in the Credit Agreements or Modification Agreement.

2. The consummation of the transactions contemplated by this Agreement shall occur on the date (the "Effective Date") on which Miravant shall have delivered to Pharmacia, in the City of New York, the following:

     (a) The sum of ONE MILLION DOLLARS ($1,000,000), payable by wire transfer to Pharmacia.

     (b) The delivery by Miravant of a Miravant Common Stock Certificate for Three Hundred and Ninety Thousand (390,000) unregistered Common Shares of Miravant in the name of Pharmacia AB (the "New Shares"), or evidence of the irrevocable direction to its transfer agent to so issue the New Shares.

     (c) An Amendment, in the form attached hereto as Exhibit A, to the warrants held by Pharmacia extending the term of each of the warrants to December 31, 2005 and amending the existing price of each warrant to ONE DOLLAR ($1.00) per share as follows: (i) those warrants issued by Miravant to Pharmacia on June 9, 1999, December 13, 1999 and May 23, 2000, respectively, for the purchase of One Hundred and Twenty Thousand (120,000) shares of Common Stock per warrant, par value $0.01 per share (the "Shares"), expiring on June 9, 2004, December 13, 2004 and May 23, 2005, respectively, and issued at exercise prices of $11.87, $14.8313 and $20.615 per Share, respectively.

     (d) An Amendment to the Registration Rights Agreement dated February 18, 1999, in the form attached hereto as Exhibit B, to provide for the registration of the New Shares.

3.   Upon the Effective Date, Pharmacia will deliver to Miravant the following:

     (a) The two (2) original Replacement Notes, each marked "Paid in Full" by Pharmacia.

     (b) A California Form UCC-3 duly executed by Pharmacia terminating all security interests in any assets of Miravant.

     (c)  A  release  by  Pharmacia  of all  security  interests  in  Miravant's
          Trademarks and Patents currently recorded in the U.S. Patent and Trademark Office ("USPTO"). Pharmacia appoints Miravant as its attorney-in-fact to remove such security interests at the USPTO.

     (d) Return of the Ramus Medical Technologies and Xillix Medical Technologies stock certificates (the "Stock Certificates"). Pharmacia represents and warrants to Miravant that after a diligent search, it cannot locate the Stock Certificates and therefore considers them lost for return to Miravant. Pharmacia hereby relinquishes all title, right and interest to the Stock Certificates and transfers all title, right and interest to the Stock Certificates to Miravant.

4. The parties hereby agree to and confirm the termination of all contractual agreements, including, but not limited to, the Credit Agreement, the Security Agreement and the Modification Agreement, provided however, that the Registration Rights Agreement and Warrant Agreement, each as amended, will remain in full force and effect as amended according to Section 2 herein. Accordingly, with effect as of and following the Effective Date, Pharmacia hereby confirms release of the security interest granted to it pursuant to the Security Agreement, and authorizes Miravant to file the California Form UCC-3 delivered by Pharmacia pursuant to Section 3(a) above in the Office of the Secretary of State of California, and to take such other actions as shall be necessary or desirable to evidence the release and termination of such security interest.

5. With effect as of and following the Effective Date, Miravant, for itself and its stockholders, officers, directors, employees, agents, assigns, successors, representatives, direct and indirect parent companies, direct and indirect Subsidiaries and other Affiliates (collectively, the "Releasing Miravant Entities") hereby releases, discharges, and covenants not to sue or bring or maintain any suit, claim, action or bring any proceeding against Pharmacia, any of its stockholders, officers, directors, employees, agents, assigns, successors, representatives (including, without limitation, financial advisors and counsel), direct or indirect parent companies, direct or indirect Subsidiaries or other Affiliates from, against or regarding any and all claims, demands, awards, damages, suits, causes of action, losses, liabilities or expenses of any kind or character, whether known or unknown (collectively "Claims") which the Releasing Miravant Entities now have, may have or ever had, which arise out of or in connection with any transaction, circumstances, actions, failures to act or other matters whatsoever existing on or at any time prior to the Effective Date, other than Claims which arise out of or in connection with a breach or alleged breach of this Agreement.

6. With effect as of and following the Effective Date, Pharmacia, for itself and its stockholders, officers, directors, employees, agents, assigns, successors, representatives, direct and indirect parent companies, direct and indirect Subsidiaries and other Affiliates (collectively, the "Releasing Pharmacia Entities") hereby releases, discharges, and covenants not to sue or bring or maintain any suit, claim, action or bring any proceeding against Miravant, any of its stockholders, officers, directors, employees, agents, assigns, successors, representatives (including, without limitation, financial advisors and counsel), direct or indirect parent companies, direct or indirect Subsidiaries or other Affiliates from, against or regarding any and all Claims which the Releasing Pharmacia Entities now have, may have or ever had, which arise out of or in connection with any transaction, circumstances, actions, failures to act or other matters whatsoever existing on or at any time prior to the Effective Date.

7. Each of the parties acknowledges and agrees that if any fact regarding the subject matter underlying this Agreement is found hereafter to be other than, or different from, any fact now believed to be true, such party expressly accepts and assumes the risk of such possible difference(s) in fact and agrees that this Agreement shall be, and remain, effective, notwithstanding such difference(s) in fact(s). Each of the parties acknowledges that it is familiar with the provisions of Section 1542 of the California Civil Code and expressly agrees that the waivers and releases set forth above constitute a waiver and release of any rights or benefits that may arise thereunder, to the full extent that such rights or benefits may be waived. Section 1542 of the California Civil Code states as follows:
     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." Each of the parties expressly acknowledges that the effect and import of this provision has been fully explained by such party's own counsel and that this Agreement is entered into knowingly and voluntarily, without duress or undue influence, in consideration for the promises, obligations and rights set forth herein.

8. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

9. Each and every right granted to the Pharmacia Entities and their Subsidiaries and Affiliates hereunder or under any other document delivered in connection herewith, or allowed to such parties by law or equity, shall be cumulative and not exclusive and may be exercised from time to time. No failure on the part of any such party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by any such party of any right preclude any other or future exercise thereof or the exercise of any other right.

10. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11. Each party acknowledges that one party will have no adequate remedy at law if the other party fails to perform any of its obligations under this Agreement. In such event, each party agrees that the other party shall have the right, in addition to any other rights it may have, to specific performance of this Agreement and agrees to take no action to prevent the other party's seeking such specific performance as a remedy.

12. The parties hereto agree that they will advise and confer with each other prior to the public issuance of any reports, statements or releases pertaining to this Agreement, the transactions contemplated hereby, or the implementation hereof, and obtain the written consent of the other party hereto for all such publicly disseminated information issued by such party prior to the close of the transactions contemplated in this Agreement. Notwithstanding any provision of this Agreement to the contrary, no party hereto will disseminate publicly nor deliver to any third party any press release or other significant written statement that references the name of any other party hereto or any of its Affiliates or that could reflect negatively on any other party hereto without the specific, written consent of such other party, except as required by law (as advised in writing by counsel).

13. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

14. Any defined terms used in this Agreement shall, unless otherwise stated, have the meaning ascribed to such terms in the Modification Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be fully executed as of the date first above written.

                                                 PHARMACIA AB


                                                  By:/s/ Inger Brattne
                                                  --------------------
                                                  Name: Inger Brattne
                                                  Title: Director Legal Affairs


                                                  By:/s/ Zelbrant Lindquist
                                                  -------------------------
                                                  Name:Zelbrant Lindquist
                                                  Title: Pharmacia AB


                                                  MIRAVANT MEDICAL TECHNOLOGIES


                                                  By:/s/ Gary S. Kledzik
                                                  ----------------------
                                                  Gary S. Kledzik
                                                  Chief Executive Officer


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                                    Exhibit A

               to August , 2003 Termination and Release Agreement

                   AMENDMENT TO WARRANT AGREEMENT AND WARRANTS

                                    Exhibit B

               to August , 2003 Termination and Release Agreement

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT